                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT


                                                                                  Settlement Date       9/30/1999
                                                                                  Determination Date   10/12/1999
                                                                                  Distribution Date    10/15/1999
                                                                                  -------------------------------
I.     All Payments on the Contracts                                                          4,551,620.84
II.    All Liquidation Proceeds on the Contracts with respect to Principal                      244,464.62
III.   Repurchased Contracts                                                                          0.00
IV.    Investment Earnings on Collection Account                                                      0.00
V.     Servicer Monthly Advances                                                                126,594.15
VI.    Distribution from the Reserve Account                                                          0.00
VII.   Deposits from the Pay-Ahead Account (including Investment Earnings)                       98,134.85
VIII.  Transfers to the Pay-Ahead Account                                                      (133,542.94)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                      0.00
          (b)  To Sellers with respect to the Pay-Ahead Account                                    -877.93

Total available amount in Collection Account                                                 $4,886,393.59
                                                                                             =============


DISTRIBUTION AMOUNTS                                      COST PER $1000
--------------------                                      --------------
 1.  (a)  Class A-1 Note Interest Distribution                                          0.00
     (b)  Class A-1 Note Principal Distribution                                         0.00
          Aggregate Class A-1 Note Distribution             0.00000000                                       0.00

 2.  (a)  Class A-2 Note Interest Distribution                                          0.00
     (b)  Class A-2 Note Principal Distribution                                         0.00
          Aggregate Class A-2 Note Distribution             0.00000000                                       0.00

 3.  (a)  Class A-3 Note Interest Distribution                                     52,995.20
     (b)  Class A-3 Note Principal Distribution                                 3,962,381.97
          Aggregate Class A-3 Note Distribution            79.35528004                               4,015,377.17

 4.  (a)  Class A-4 Note Interest Distribution                                    194,270.83
     (b)  Class A-4 Note Principal Distribution                                         0.00
          Aggregate Class A-4 Note Distribution             5.20833324                                 194,270.83

 5.  (a)  Class A-5 Note Interest Distribution                                    156,755.00
     (b)  Class A-5 Note Principal Distribution                                         0.00
          Aggregate Class A-5 Note Distribution             5.35000000                                 156,755.00

 6.  (a)  Class A-6 Note Interest Distribution                                    128,375.00
     (b)  Class A-6 Note Principal Distribution                                         0.00
          Aggregate Class A-6 Note Distribution             5.41666667                                 128,375.00

 7.  (a)  Class B Note Interest Distribution                                       59,285.00
     (b)  Class B Note Principal Distribution                                           0.00
          Aggregate Class B Note Distribution               5.56666667                                  59,285.00

 8.  (a)  Class C Note Interest Distribution                                       98,822.83
     (b)  Class C Note Principal Distribution                                           0.00
          Aggregate Class C Note Distribution               5.70833312                                  98,822.83

 9.  Servicer Payment
     (a)  Servicing Fee                                                            53,591.42
     (b)  Reimbursement of prior Monthly Advances                                 123,924.98
            Total Servicer Payment                                                                     177,516.40

10.  Deposits to the Reserve Account                                                                    55,991.36

Total Distribution Amount from Collection Account                                                   $4,886,393.59
                                                                                                    =============
Reserve Account Distributions to Sellers

     (a)  Amounts to the Sellers (Chase USA) from Excess Collections               28,331.63


      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections           27,659.73
      (c)  Distribution from the Reserve Account to the Sellers (Chase USA)               102,992.61
      (d)  Distribution from the Reserve Account to the Sellers (Chase Manhattan Bank)    100,550.10
              Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                               259,534.07
                                                                                                        ==========

Payahead Account distributions to Sellers
-----------------------------------------
      (a)  Distribution from the Payahead Account to the Sellers (Chase USA)               444.23258
      (b)  Distribution from the Payahead Account to the Sellers (Chase Manhattan Bank)    433.69742
                        Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                         877.93


INTEREST
1.   Current Interest Requirement
        (a) Class A-1 Notes    @            5.845%                                              0.00
        (b) Class A-2 Notes    @            0.06028                                             0.00
        (c) Class A-3 Notes    @            6.140%                                         52,995.20
        (d) Class A-4 Notes    @            6.250%                                         194270.83
        (e) Class A-5 Notes    @            6.420%                                        156,755.00
        (f) Class A-6 Notes    @            6.500%                                            128375
                     Aggregate Interest on Class A Notes                                                 532396.03

        (g) Class B Notes      @            0.0668                                                           59285

        (h) Class C Notes      @            0.0685                                                        98822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                     0.00
        (b) Class A-2 Notes                                                                     0.00
        (c) Class A-3 Notes                                                                     0.00
        (d) Class A-4 Notes                                                                     0.00
        (e) Class A-5 Notes                                                                     0.00
        (f) Class A-6 Notes                                                                        0

        (g) Class B Notes                                                                       0.00
                                                                                          ----------

        (h) Class C Notes                                                                       0.00


3.   Total Distribution of Interest                                                    Cost per $1000
                                                                                       --------------
        (a) Class A-1 Notes                                                               0.00000000          0.00
        (b) Class A-2 Notes                                                                        0          0.00
        (c) Class A-3 Notes                                                               1.04733597     52,995.20
        (d) Class A-4 Notes                                                               5.20833324     194270.83
        (e) Class A-5 Notes                                                               5.35000000    156,755.00
        (f) Class A-6 Notes                                                               5.41666667        128375
                     Total Aggregate Interest on Class A Notes                                                            532396.03

        (g) Class B Notes                                                                5.566666667                      59,285.00

--------------------------------------------
        (h) Class C Notes                                                                       5.71                       98822.83
                                                                                      --------------

PRINCIPAL


                                                                              No. of Contracts
1.   Amount of Stated Principal Collected                                                           1330126.01
2.   Amount of Principal Prepayment Collected                                     114.00            2373370.56
3.   Amount of Liquidated Contract                                                    14         258885.4
                                                                                                ----------
4.   Amount of Repurchased Contract                                                    0         0.0000000

       Total Formula Principal Distribution Amount                                                                     3,962,381.97

5.   Principal Balance before giving effect to Principal Distribution                           Pool Factor
        (a) Class A-1 Notes                                                                      0.0000000                     0.00
        (b) Class A-2 Notes                                                                      0.0000000                     0.00
        (c) Class A-3 Notes                                                                      0.2046911            10,357,369.01
        (d) Class A-4 Notes                                                                      1.0000000            37,300,000.00
        (e) Class A-5 Notes                                                                      1.0000000            29,300,000.00
        (f) Class A-6 Notes                                                                                  1             23700000

        (g) Class B Notes                                                                                    1        10,650,000.00

        (h) Class C Notes                                                                                    1        17,312,029.25

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                    0.00
        (b) Class A-2 Notes                                                                                                    0.00
        (c) Class A-3 Notes                                                                                                    0.00
        (d) Class A-4 Notes                                                                                                    0.00
        (e) Class A-5 Notes                                                                                                    0.00
        (f) Class A-6 Notes                                                                                                       0

        (g) Class B Notes                                                                                                      0.00
                                                                                 ----------

        (h) Class C Notes                                                                                                      0.00


7.   Principal Distribution                                                     Cost per $1000
        (a) Class A-1 Notes                                                        0.00000000                                  0.00
        (b) Class A-2 Notes                                                        0.00000000                                  0.00
        (c) Class A-3 Notes                                                       78.30794407                          3,962,381.97
        (d) Class A-4 Notes                                                        0.00000000                                  0.00
        (e) Class A-5 Notes                                                        0.00000000                                  0.00
        (f) Class A-6 Notes                                                                                  0                    0

        (g) Class B Notes                                                                                    0                 0.00

        (h) Class C Notes                                                                                    0                 0.00


8.   Principal Balance after giving effect to Principal Distribution              Pool Factor
        (a) Class A-1 Notes                                                         0.0000000                                  0.00
        (b) Class A-2 Notes                                                         0.0000000                                  0.00
        (c) Class A-3 Notes                                                         0.1263831                          6,394,987.04
        (d) Class A-4 Notes                                                         1.0000000                         37,300,000.00
        (e) Class A-5 Notes                                                         1.0000000                         29,300,000.00
        (f) Class A-6 Notes                                                                        1                       23700000

        (g) Class B Notes                                                           1.0000000                    10,650,000.00

--------------------------------------------
        (h) Class C Notes                                                              1                          17312029.25


POOL  DATA
                                                                                            Aggregate
                                                                               ------------------------------------
                                                                               No. of Contracts   Principal Balance    % Delinquent
                                                                               ----------------   -----------------    ------------
1.   Pool Stated Principal Balance as of                  36433                     4,617           124,657,016.29

2.   Delinquency Information
              (a) 31-59 Days                                                           82             1,464,334.13      0.011746905
              (b) 60-89 Days                                                           37                473855.65      0.003801275
              (c) 90-119 Days                                                          13               298,812.63      0.002397078
              (d) 120 Days+                                                             0                     0.00               0

3.   Contracts Repossessed during the Due Period                                        0                     0.00

                                                                                                    --------------
4.   Current Repossession Inventory                                                     2                93,502.29

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                      14               258,885.40
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                      244,464.62
       Total Aggregate Net Losses for the preceding Collection Period                                                      14420.78

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        669480.62

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                         319                      3479502.580

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                        0.093463752

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                           123.7526267


TRIGGER ANALYSIS

1.  (a)  Average 60+ Delinquency Percentage                                                0.897%
    (b)  Delinquency Percentage Trigger in effect?                                                          NO

2.  (a)  Average Net Loss Ratio                                                         -0.000530741
    (b)  Net Loss Ratio Trigger in effect?                                                                  NO
    (c)  Net Loss Ratio (using ending Pool Balance)                                     -0.000775264

3.  (a)  Servicer Replacement Percentage                                                 7.08181E-05
    (b)  Servicer Replacement Trigger in effect?                                                            NO



MISCELLANEOUS
1.   Monthly Servicing Fees                                                                                             53,591.42

2.   Servicer Advances                                                                                                  126594.15

3.   (a)  Opening Balance of the Reserve Account                                                                       5787872.92
     (b)  Deposits to the Reserve Account                                                       55991.36
     (c)  Investment Earnings in the Reserve Account                                            25235.52
     (d)  Distribution from the Reserve Account                                               -259534.07
     (e)  Ending Balance of the Reserve Account                                                                        5609565.73

4.   Specified Reserve Account Balance                                                                                5609565.733

5.   (a)  Opening Balance in the Pay-Ahead Account                                                                      237220.14